Allscripts Announces Third Quarter 2012 Results

Company Evaluating Strategic Alternatives

CHICAGO, Nov. 8, 2012 /PRNewswire/ -- Allscripts Healthcare Solutions, Inc. (NASDAQ: MDRX) today announced the following financial results for the three and nine months ended September 30, 2012.

Third Quarter Details:

  Bookings(1) of $161.9 million.  This compares with bookings of $266.8 million in the third quarter of 2011 and $194.1 million in the second quarter of 2012.
  GAAP revenue of $360.7 million and non-GAAP revenue of $361.0 million.  This compares with GAAP and non-GAAP revenue of $363.7 and $366.3 million, respectively, in the third quarter of 2011.
  GAAP gross profit for the three months ended September 30, 2012, was $157.0 million.  This compares with GAAP gross profit of $162.0 million in the third quarter of 2011.
  Non-GAAP gross profit was $157.3 million for the three months ended September 30, 2012, or 43.6 percent of total non-GAAP revenue.  This compares with $164.6 million or 44.9 percent of non-GAAP revenue for the prior year.
  GAAP operating income for the three months ended September 30, 2012, was $9.2 million.  This compares with GAAP operating income of $34.4 million in the third quarter of 2011.
  Non-GAAP operating income was $50.0 million for three months ended September 30, 2012, or 13.8 percent of total non-GAAP revenue.  This compares with $72.3 million or 19.7 percent of non-GAAP revenue for the prior year.
  GAAP net income for the three months ended September 30, 2012 was $9.4 million and GAAP diluted earnings per share was $0.05.  This compares with $19.1 million and $0.10, respectively, in the third quarter of 2011.
  Third quarter 2012 GAAP results include the following items, all on a pre-tax basis:
    Deferred revenue adjustment of $0.3 million, acquisition-related amortization expense of $15.7 million, stock-based compensation expense of $8.8 million and transaction-related and non-recurring expenses totaling $4.9 million.
    An $11.1 million non-cash asset impairment charge associated with the Company's previously announced plan to  standardize its small office electronic health record and practice management systems and converge its MyWay Electronic Health Record System and Professional Suite Electronic Health Record Systems.
    A $16 million tax benefit reflecting the favorable settlement of an acquired tax position.  In addition, a related $16 million write-off equal to the carrying value of the related tax indemnification asset, net of the settlement value is included in interest income and other within the consolidated statement of operations.  Please refer to Settlement of Acquired Tax Position within the Explanation of Non-GAAP Financial Measures section in this press release for further discussion of these items.
  Non-GAAP net income, after adjustments for certain non-cash and one-time items, was $39.4 million resulting in non-GAAP diluted earnings per share of $0.23.  This compares with $45.2 million and $0.24, respectively, in the third quarter of 2011.
  Allscripts forecasted annual effective tax rate on a non-GAAP basis decreased to approximately 29%. Accordingly, non-GAAP net income for the third quarter of 2012 reflects an adjustment to align with the new annual effective tax rate.  The lower effective rate for 2012 results from a higher proportion of taxable income derived outside the United States which is taxed at lower rates plus an adjustment of a prior year research and development tax credit in the current quarter.

Please refer to Table 4 "Condensed Non-GAAP Financial Information" for a complete reconciliation of all GAAP and non-GAAP financial measures discussed in this press release.

"While market uncertainty impacted our sales in the third quarter, we are pleased with our progress regarding important development initiatives" said Glen Tullman, Chief Executive Officer of Allscripts. "There is significant market interest in our Open platform, our advanced Mobility and Care Coordination initiatives, and the upcoming release of Sunrise Financial Manager, our new revenue cycle management solution. We are also investing significantly to enhance the experience of our existing clients and lay the foundation for long-term growth."

Liquidity and Cash Flow

During the third quarter of 2012, Allscripts repaid approximately $29.2 million of borrowings under its senior secured credit facilities. As of September 30, 2012, the Company had $459.1 million of borrowings outstanding and had approximately $249 million of available liquidity under its revolving credit facility. The Company reported cash and marketable securities totaling approximately $95.4 million on September 30, 2012.

For the three and nine months ended September 30, 2012, cash flow from operations totaled $31.1 million and $164.5 million, respectively.

Company Evaluates Strategic Alternatives

Mr. Tullman continued, "We are confirming today that in light of the ongoing interest expressed in the Company by third parties, the Company is evaluating strategic alternatives. Regardless of the outcome of this process, Allscripts' primary focus is and will continue to be serving our clients through our industry-leading technology, services, and the support we provide to 1,500 hospitals and over 50,000 ambulatory physician practices and post-acute providers with whom we do business."

The Company further stated that there could be no assurance that this process will result in any specific transaction. The Company does not intend to comment further publicly with respect to the evaluation of strategic alternatives unless a specific transaction is approved by its Board. Citigroup is advising the Company.

Annual Guidance Commentary

The Company determined that, in light of the decision to evaluate strategic alternatives, it is withdrawing its 2012 annual guidance.

Conference Call

Allscripts will conduct a conference call today, Thursday, November 8, 2012, at 4:30 PM Eastern Time to discuss the Company's earnings and other information. Investors can access the conference via the Internet at http://investor.allscripts.com. Participants also may access the conference call by dialing (877) 303-0543 (toll free in the US) or (973) 935-8787 (international) and requesting Conference ID #33030748.

A replay of the call will be available two hours after the conclusion of the call, for a period of two weeks, at http://www.allscripts.com or by calling (855) 859-2056 or (404) 537-3406 - Conference ID #33030748.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

(1)	Bookings reflect the value of executed contracts for software, hardware, services, remote hosting, outsourcing and SaaS.

About Allscripts

Allscripts (NASDAQ: MDRX) delivers the insights that healthcare providers require to generate world-class outcomes. The company's Electronic Health Record, practice management and other clinical, revenue cycle, connectivity and information solutions create a Connected Community of Health™ for physicians, hospitals and post-acute organizations. To learn more about Allscripts, please visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events or developments, our future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements with the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. Such risks, uncertainties and other factors include, among other things: the possibility that the expected synergies, efficiencies and cost savings of the merger with Eclipsys Corporation ("Eclipsys") will not be realized, or will not be realized within the expected time period; potential difficulties or delays in achieving platform and product integration and the connection and movement of data among hospitals, physicians, patients and others; the risk that the Allscripts and Eclipsys businesses will not be integrated successfully; competition within the industries in which we operate; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and could put us at a competitive disadvantage in the marketplace; the volume and timing of systems sales and installations, the impact of the realignment of our sales and services organization; the possibility that our current initiatives focused on product delivery, client experience and financial performance may not be successful; the length of sales cycles and the installation process and the possibility that our products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; the outcome of any legal proceeding that has been or may be instituted against us; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry, including possible regulation of our software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers and our ability to obtain, use or successfully integrate third-party licensed technology; we will incur costs relating to the standardization of our small office electronic health record and practice management systems that could adversely affect our results of operations; breach of our security by third parties; and the effects and results of the Company's evaluation of strategic alternatives are uncertain. See our "Risk Factors" in Annual Report on Form 10-K for 2011 and subsequent Quarterly Reports on Form 10-Q for a further discussion of these and other risks and uncertainties applicable to our business. The statements herein speak only as of their date and we undertake no duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$93.7	$157.8
Accounts receivable, net	371.3	362.8
Deferred taxes, net	40.6	40.6
Inventories	1.7	2.0
Prepaid expenses and other current assets	124.5	117.4
Total current assets	631.8	680.6
Long-term marketable securities	1.7	1.7
Fixed assets, net	143.8	122.6
Software development costs, net	105.5	98.4
Intangible assets, net	442.4	489.8
Goodwill	1,039.4	1,039.4
Deferred taxes, net	5.0	5.0
Other assets	38.0	79.8
Total assets	$2,407.6	$2,517.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51.8	$41.2
Accrued expenses	85.4	103.4
Accrued compensation and benefits	29.2	31.8
Deferred revenue	301.1	288.9
Current maturities of long-term debt and capital lease obligations	72.9	45.5
Total current liabilities	540.4	510.8
Long-term debt	386.8	322.7
Deferred revenue	20.7	18.9
Deferred taxes, net	122.3	119.7
Other liabilities	38.3	68.5
Total liabilities	1,108.5	1,040.6
Total stockholders' equity	1,299.1	1,476.7
Total liabilities and stockholders' equity	$2,407.6	$2,517.3

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
System sales (a)	$35.2	$54.6	$116.2	$165.4
Professional services	62.7	65.3	201.6	179.0
Maintenance (a)	119.3	113.2	354.3	325.4
Transaction processing and other	143.5	130.6	423.3	386.1
Total revenue	360.7	363.7	1,095.4	1,055.9
Cost of revenue: (b)
System sales	30.0	39.6	96.6	110.4
Professional services	54.5	56.3	173.3	150.4
Maintenance	36.6	32.8	108.9	101.0
Transaction processing and other	82.6	73.0	246.4	204.5
Total cost of revenue	203.7	201.7	625.2	566.3
Gross profit	157.0	162.0	470.2	489.6
Selling, general and administrative expenses	90.4	92.2	280.0	297.8
Research and development	37.8	26.0	112.2	72.8
Asset impairment charges (c)	11.1	0.0	11.1	0.0
Amortization of intangible assets	8.5	9.4	27.0	28.1
Income from operations	9.2	34.4	39.9	90.9
Interest expense	(3.7)	(3.8)	(11.9)	(16.7)
Interest income and other (expense), net (d)	(15.9)	0.4	(15.3)	1.2
(Loss) income before income taxes	(10.4)	31.0	12.7	75.4
Benefit (provision) for income taxes (e)	19.8	(11.9)	10.5	(27.8)
Net income	$9.4	$19.1	$23.2	$47.6

Earnings per share - basic and diluted	$0.05	$0.10	$0.13	$0.25

Weighted average common shares outstanding:
Basic	170.9	188.3	181.2	189.1
Diluted	172.8	191.5	183.0	192.0

(a) Certain prior period amounts in system sales have been reclassified to maintenance to conform to the current period presentation. The amount reclassed for each period presented is as follows:	$0.0	$2.9	$6.3	$11.5

(b) Includes pre-tax amortization of intangibles for each period presented as follows:	$7.2	$7.2	$21.5	$21.8

(c) Non-cash charge related to the impairment of previously capitalized sofware development costs for MyWay including the net carrying value of a perpetual license for certain software code incorporated in MyWay.

(d) Interest income and other for the three and nine months ended September 30, 2012 includes a $16 million pre-tax write-off of a tax indemnification asset due to the settlement of the acquired tax position indemnified by Misys plc for an amount less than the carrying value of the indemnification asset. The write-off is not deductible for tax purposes; therefore, the tax effect of the write-off partially offsets the tax benefit discussed in note (e).

(e) The income tax benefit for the three and nine months ended September 30, 2012 includes a $16 million tax benefit related to the settlement of an acquired tax position for an amount less than the carrying value of the tax liability.

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$9.4	$19.1	$23.2	$47.6
Non-cash adjustments to net income	50.6	56.7	149.2	149.6
Cash impact of changes in operating assets and liabilities	(28.9)	(33.6)	(7.9)	(35.9)
Net cash provided by operating activities	31.1	42.2	164.5	161.3
Cash flows from investing activities:
Capital expenditures	(16.7)	(12.1)	(55.5)	(33.3)
Capitalized software	(12.4)	(16.2)	(39.3)	(46.5)
Net (purchases) sales and maturities of marketable securities and other investments	0.0	0.0	0.1	(12.8)
Proceeds received from sale of fixed assets	0.0	0.0	0.0	20.0
Change in restricted cash	0.0	0.0	0.0	2.2
Net cash used in investing activities	(29.1)	(28.3)	(94.7)	(70.4)
Cash flows from financing activities:
Proceeds from issuance of common stock	0.2	7.5	4.0	27.5
Excess tax benefits from stock-based compensation	0.5	(2.4)	0.6	4.7
Taxes paid related to net share settlement of equity awards	(0.7)	(2.2)	(4.3)	(2.2)
Debt borrowings (payments) net of financing costs	(29.6)	(46.0)	90.2	(114.3)
Repurchase of common stock	0.0	0.0	(226.0)	(50.1)
Net cash used in financing activities	(29.6)	(43.1)	(135.5)	(134.4)
Effect of exchange rate changes on cash and cash equivalents	0.9	(1.7)	1.6	(1.1)
Net decrease in cash and cash equivalents	(26.7)	(30.9)	(64.1)	(44.6)
Cash and cash equivalents, beginning of period	120.4	115.7	157.8	129.4
Cash and cash equivalents, end of period	$93.7	$84.8	$93.7	$84.8

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended

	9/30/12	9/30/11	9/30/12	9/30/11
Total revenue, as reported	$360.7	$363.7	$1,095.4	$1,055.9

Deferred revenue adjustment	0.3	2.6	1.8	20.1
Total non-GAAP revenue	$361.0	$366.3	$1,097.2	$1,076.0

Gross profit, as reported	$157.0	$162.0	$470.2	$489.6

Deferred revenue adjustment	0.3	2.6	1.8	20.1
Total non-GAAP gross profit	$157.3	$164.6	$472.0	$509.7

Operating income, as reported	$9.2	$34.4	$39.9	90.9

Deferred revenue adjustment	0.3	2.6	1.8	20.1
Acquisition-related amortization	15.7	16.6	48.6	49.9
Stock-based compensation expense	8.8	9.9	26.4	25.8
Transaction-related and non-recurring expenses (a)	4.9	8.8	14.1	32.1
Asset impairment charge (b)	11.1	0.0	11.1	0.0
Total non-GAAP operating income	$50.0	$72.3	$141.9	$218.8

Net income, as reported	$9.4	$19.1	$23.2	$47.6

Deferred revenue adjustment	0.3	1.7	1.3	12.4
Acquisition-related amortization	13.3	11.0	34.0	31.3
Stock-based compensation expense	7.5	6.5	18.6	16.2
Transaction-related and non-recurring expenses (a)	4.1	5.8	9.9	21.1
Asset impairment charge (b)	9.4	0.0	9.4	0.0
Indemnification asset write-off (c)	13.6	0.0	13.6	0.0
Tax benefit (d)	(16.0)	0.0	(16.0)	0.0
Tax rate alignment	(2.2)	1.1	(1.8)	(0.3)
Non-GAAP net income	$39.4	$45.2	$92.2	$128.3

Tax Rate	15%	34%	29%	39%

Weighted shares outstanding - diluted	172.8	191.5	183.0	192.0

Earnings per share - diluted, as reported	$0.05	$0.10	$0.13	$0.25

Non-GAAP earnings per share - diluted	$0.23	$0.24	$0.50	$0.67

Note: all adjustments to reconcile GAAP to non-GAAP net income are net of tax

(a) Transaction-related expenses consist of integration expenses incurred in connection with the Eclipsys Merger.  Non-recurring expenses in the third quarter of 2012 relate to certain legal, consulting and other fees incurred in connection with activities that are considered one-time.  Transaction-related and non-recurring expenses, on a pretax basis, were approximately $4.9 million in the quarter.

(b) Non-cash charge related to the impairment of previously capitalized sofware development costs for MyWay including the net carrying value of a perpetual license for certain software code incorporated in MyWay.

(c)  Write-off of a tax indemnification asset due to the settlement of the acquired tax position indemnified by Misys plc for an amount less than the carrying value of the indemnification asset.  The write-off is not deductible for tax purposes.

(d) Tax benefit related to the settlement of an acquired tax position for an amount less than the carrying value of the tax liability.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, operating income and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP revenue consists of GAAP revenue as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP gross profit consists of GAAP gross profit as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes. Non-GAAP operating income consists of GAAP operating income as reported and adds back the acquisition-related deferred revenue adjustment booked for GAAP purposes and excludes acquisition-related amortization, stock-based compensation expense, transaction-related and non-recurring expenses. Non-GAAP net income consists of GAAP net income as reported, excludes acquisition-related amortization, stock-based compensation expense and transaction-related and non-recurring expenses, and adds back the acquisition-related deferred revenue, in each case net of any related tax effects. Non-GAAP net income also includes a tax rate alignment adjustment.

Acquisition-Related Deferred Revenue. Acquisition-related deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in business combinations. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back this deferred revenue for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and such expense will recur in future periods.

Transaction-Related and Non-Recurring Expenses. Transaction-related expenses are integration expenses incurred in connection with the Eclipsys Merger. Allscripts excludes transaction-related expenses from non-GAAP operating income and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods. Non-recurring expenses in the third quarter of 2012 include certain legal, consulting and other fees incurred in connection with activities that are considered one-time.

Asset Impairment Charges. Allscripts announced on October 3, 2012, a plan to standardize its small office electronic health record and practice management systems. As part of this plan, Allscripts will converge, over time, its MyWay Electronic Health Record System and Professional Suite Electronic Health Record System. As a result, the Company recorded an $11.1 million non-cash charge to earnings in the quarter ended September 30, 2012 related to the impairment of previously capitalized software development costs for MyWay plus the net carrying value of a perpetual license for certain software code incorporated in MyWay.

Settlement of Acquired Tax Position. Pursuant to the Framework Agreement between Misys plc and Allscripts signed in 2010, Misys agreed to indemnify Allscripts against potential contingent tax liabilities for which it could be potentially liable, arising from Allscripts' purchase of Allscripts shares from Misys plc in 2010. During the three months ended September 30, 2012, Allscripts settled the acquired tax position indemnified by Misys plc for an amount less than the carrying value of the unrecognized tax liability totaling $29 million. Accordingly, the result for GAAP purposes was the write-off of the remaining tax indemnification asset totaling $16 million, on a pre-tax basis. This charge is substantially not deductible for tax purposes. In addition, the Company decreased its unrecognized tax liability and recorded an offsetting tax benefit of $16 million for the three months ended September 30, 2012. More details on this topic are available on Forms S-4, 10-K and 10-Q filed with the Securities and Exchange Commission on June 29, 2010, February 29, 2012 and August 9, 2012, respectively, as well as other Company filings.

Tax Rate Alignment. Tax adjustment to align the current quarter's effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis provide useful supplemental information to management and investors regarding the underlying performance of the Company's business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that these measures are indicative of the Company's core operating results. In addition, the Company uses non-GAAP revenue, operating income and/or net income to measure achievement under the Company's stock and cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit, operating income and net income and non-GAAP net income on a per share basis are performance measures only, and they do not provide any measure of the Company's cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

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CONTACT: Investors, Seth Frank, +1-312-506-1213, seth.frank@allscripts.com, or Media, Ariana Nikitas, +1-312-506-1236, ariana.nikitas@allscripts.com